UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2009

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34028

Delaware	51-0063696
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1025 Laurel Oak Road
Voorhees, NJ 08043
(Address of principal executive offices, including zip code)

(856) 346-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 19, 2009, the board of directors of American Water Works Company, Inc. (the "Company") appointed Ms. Julie A. Dobson and Mr. Stephen P. Adik as directors of the Company with a term expiring at the 2010 annual meeting of stockholders.   In accordance with the Company's current board of directors compensation arrangements, Ms. Dobson and Mr. Adik will receive the $21,315 portion of the annual retainer payable for the remainder of 2009, $2,000 for each board of directors meeting attended, $1,000 for each interim telephonic board meeting attended and reimbursement for reasonable expenses. In addition, Ms. Dobson and Mr. Adik will be paid annual equity compensation of $50,000, prorated for the balance of their terms, in the form of Stock Units.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Water Works Company, Inc.

Date: June 23, 2009	By:	/s/ George W. Patrick
George W. Patrick
Senior Vice President, General Counsel and Secretary